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                                                                    EXHIBIT 23.5



                   CONSENT OF MARSHALL & STEVENS INCORPORATED


     We hereby consent to the use of our opinion letter dated November 29, 2000 to the Board of Directors of Oxford Tax Exempt Fund II Corporation attached as Annex B to the Prospectus/Information Statement which forms a part of Amendment No. 2 to the Registration Statement on Form S-4 of Apartment Investment and Management Company relating to the proposed merger of AIMCO/OTEF, LLC with and into Oxford Tax Exempt Fund II Limited Partnership and to the references to our firm in the Prospectus/Information Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Prospectus/Information Statement under the meaning of the term "expert" as used in the Securities Act.


                                             Marshall & Stevens Incorporated



                                             By:  /s/ WILLIAM F. SCHOENHUT, JR.
                                                 -------------------------------
                                                 William F. Schoenhut, Jr.
                                                 Senior Vice President



Philadelphia, Pennsylvania
January 26, 2001